UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

VGTel, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	000-52983	01-0671426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Rella Blvd., Suite 174
Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 201-0576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VGTel, Inc.

September 29, 2014

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 29, 2014, Gregory Wells entered into an employment agreement with us to serve as our Chief Executive Officer for an initial term commencing on August 19, 2014 and continuing through August 18, 2015.  The employment agreement may be automatically extended for additional one-year renewal terms thereafter unless either we or Mr. Wells delivers notice to the other party that such party does not wish to extend the term of employment.  Pursuant to the employment agreement, Mr. Wells will devote his full energies, interest, abilities and productive time to the performance of duties for us.

The employment agreement provides that Mr. Wells will receive a base salary during the initial term of his employment agreement at a monthly rate of $14,583.33, which base salary will be increased to a monthly rate of $16,666.66 for each subsequent one-year renewal terms thereafter.  We agreed to issue Mr. Wells, (i) upon entering into the employment agreement, 250,000 shares of our common stock, and (ii) following his completion of the initial term of employment, stock options to purchase 500,000 shares of our common stock at an exercise price equal to 25% of the average closing price of our common stock during the five trading days immediately prior to exercise.  We granted Mr. Wells “tag-along” rights to sell his shares, on a proportionate basis, alongside us if we sell our shares of common stock prior to our next public offering, and “piggyback” registration rights to include his shares in any subsequent registration statement.  Additionally, Mr. Wells will be entitled to receive an annual performance cash bonus of up to 50% of his annual base salary and additional shares or stock options upon completion of his second annual term of employment based on satisfying meaningful milestones that are deemed critical for us to achieve our short, medium and long-term goals.

The employment agreement provides for termination by us or Mr. Wells at any time on not less than 90 days written notice by us or two weeks by him, or by us immediately for “cause” upon, among other reasons, an act of theft, fraud, embezzlement or other acts of dishonesty or misconduct by Mr. Wells, a material breach by him of his obligations to us, or his conviction of any felony evidencing any moral turpitude, fraud or embezzlement.  In the event Mr. Wells’ contract is terminated by us without cause he will be entitled to compensation for three months.

The employment agreement also contains covenants (a) restricting Mr. Wells from recruiting, hiring or soliciting employees and contractors for a period of 12 months following his termination of employment, (b) restricting him from promoting, participating or engaging in any activities or other business competitive with our business during the term of his employment agreement, and (c) prohibiting him from disclosure of confidential information regarding our company at any time.

On May 20, 2014, we previously announced the appointment of Mr. Wells as our Chief Executive Officer.  See our Current Report on Form 8-K filed with the SEC on May 22, 2014 for more information.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

10.1.

Executive Employment Agreement, dated as of September 29, 2014, between VGTel, Inc. and Gregory Wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTEL, INC.

Date: October 3, 2014	By:	/s/ Neil Fogel
Neil Fogel
Chief Financial Officer

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